Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com
Exhibit 99.01

FULL YEAR 2004 RESULTS PRESENTATION – 2 March 2005

Basingstoke, UK and Philadelphia, PA, US – 14 February 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY; TSX: SHQ) will announce full year 2004 earnings on Wednesday, 2 March 2005.

Results announcement time:	12:00 GMT / 07:00 ET
Conference call time:	14:00 GMT / 09:00 ET

Live analyst presentation and conference call:
Emmens, Chief Executive Officer and Angus Russell, Chief Financial Officer will host the investor and analyst meeting and live conference call at 14:00 GMT/9:00 ET. The venue for the meeting will be at the offices of Deutsche Bank - Winchester House, 75 London Wall, London EC2N 2DB.

Please RSVP ssalah@uk.shire.com (T: +44 (0)1256 894 160).

Live conference call:
The details of the live conference call are as follows:

UK dial in	+44 (0) 1452 568 061
US / Canada dial in	1 866 224 2972

Password	Shire

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the presentation will be available for two weeks. Details are as follows:

UK dial in	0845 245 5205
US / Canada dial in	1 866 247 4222
Stnd Int Dial In Number	+44 (0) 1452 55 00 00
Pin code	2621580#
Webcast Replay	www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44 (0) 1256 894160

End

For further information please contact:
Souheil Salah – Investor Relations	+44 (0) 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.